Exhibit 10.29

FORM OF INDEMNIFICATION AGREEMENT

This Indemnification Agreement (“Agreement”) is entered into as of [DATE], between VMware, Inc., a Delaware corporation (the “Company”), and [NAME] (the “Indemnitee”). [This Agreement amends, restates and supersedes that certain Indemnification Agreement, dated as of [DATE], by and between the Indemnitee and the Company (the “Original Agreement”).]

[WHEREAS, pursuant to Section 8 of the Original Agreement, the Company and the Indemnitee wish to amend and restate the Original Agreement to read as set forth herein; and]

WHEREAS, it is essential to the Company to retain and attract as directors and officers the most capable persons available; and

WHEREAS, the Indemnitee is a director or officer of the Company;

[WHEREAS, the Indemnitee is relying upon the rights afforded under this Agreement in accepting Indemnitee’s position as a director or officer of the Company;] and

WHEREAS, both the Company and the Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of public companies; and

WHEREAS, the current Amended and Restated Bylaws and Amended and Restated Certificate of Incorporation of the Company (collectively, the “Charter Documents”) require the Company to indemnify and advance expenses to its directors and officers to the fullest extent permitted by law, and the Indemnitee will serve, has been serving and continues to serve as a director or officer of the Company in part in reliance on such Charter Documents; and

WHEREAS, the Board of Directors (the “Board”) of the Company has determined that the inability of the Company to retain and attract as directors and officers the most capable persons would be detrimental to the interests of the Company and that the Company therefore should seek to assure such persons that indemnification and liability insurance coverage will be available in the future; and

WHEREAS, in recognition of (i) the Indemnitee’s need for substantial protection against personal liability in order to enhance the Indemnitee’s continued service to the Company in an effective manner, and (ii) the Indemnitee’s reliance on the Company’s Charter Documents, and to provide the Indemnitee with specific contractual assurance that the protection promised by such Charter Documents will be available to the Indemnitee (regardless of, among other things, any amendment to or revocation of such Charter Documents or any change in the composition of the Board or acquisition transaction relating to the Company), the Company wishes to provide in this Agreement for indemnification of and the advancing of expenses to the Indemnitee to the fullest extent (whether partial or complete) permitted by law and as set forth in this Agreement, and, to the extent insurance is maintained by the Company, for the continued coverage of the Indemnitee under the Company’s directors’ and officers’ liability insurance policies;

NOW, THEREFORE, in consideration of the premises and of the Indemnitee continuing to serve the Company directly or, at its request, another enterprise, and intending to be legally bound hereby, the parties hereto agree as follows:

1.     Basic Indemnification Arrangement.

(a)    In accordance with the provisions of the DGCL (as defined below), the Company will, to the extent legally permissible, indemnify the Indemnitee against any and all Expenses (as defined below) actually and reasonably incurred by the Indemnitee and any and all judgments, fines and amounts paid or to be paid in settlement, excise taxes or penalties, any interest, assessment or other charges imposed thereon, and any federal, state, local, or foreign taxes imposed as a result of the actual or deemed receipt of payment under this Agreement (collectively, “Liabilities”) in connection with a Proceeding (as defined below) where the Indemnitee was or is a party to or is involved (as a party, witness or otherwise) by reason of (or arising in part out of) an Indemnifiable Event (as defined below).
(b)    If so requested by the Indemnitee, the Company will advance (within five business days of such request) any and all Expenses in connection with such a Proceeding (an “Expense Advance”) to the fullest extent permitted by the DGCL. The Company will advance to the Indemnitee Expenses in accordance with such request (but without duplication) by either (i) paying such Expenses on behalf of the Indemnitee, or (ii) if requested by the Indemnitee, reimbursing the Indemnitee for such Expenses. The Indemnitee’s right to an Expense Advance is absolute and is not subject to any prior determination by the Company or any Reviewing Party (as defined below) that the Indemnitee has satisfied any applicable standard of conduct for indemnification.
(c)    Notwithstanding anything in this Agreement to the contrary, the Indemnitee is not entitled to indemnification or Expense Advance pursuant to this Agreement in connection with any Proceeding initiated by the Indemnitee unless (i) the Company has joined in or the Company’s Board has authorized or consented in advance to the initiation of such Proceeding, or (ii) the Proceeding is one to enforce the Indemnitee’s rights under this Agreement.
(d)    Notwithstanding the foregoing, the Indemnitee is not entitled to indemnification under Section 1(a) if the Reviewing Party has determined that the Indemnitee is not permitted to be indemnified under applicable law.
(e)    If, when and to the extent that the Reviewing Party determines that the Indemnitee would not be permitted to be indemnified under applicable law, Indemnitee agrees to repay any related Expense Advance; provided, however, that if the Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that the Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that the Indemnitee would not be permitted to be indemnified under applicable law is not binding and the Indemnitee is not required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). The Indemnitee’s undertaking to repay such Expense Advances is unsecured and interest-free.
(f)    If there has been no determination by the Reviewing Party within thirty days after written demand is presented to the Company, or if the Reviewing Party determines that the Indemnitee would not be permitted to be indemnified in whole or in part under applicable law, or if the Indemnitee has not been timely paid pursuant to Section 1(b) after a written demand has been received by the Company, the Indemnitee will have the right to commence litigation in the Delaware Court of Chancery to seek an initial determination by the court or challenge any such determination by the Reviewing Party or any aspect thereof, including the legal or factual bases therefor, and to recover the unpaid amount of demand, and the Company hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party otherwise is conclusive and binding on the Company and the Indemnitee.
(g)    If a determination has been made by the Reviewing Party that Indemnitee is entitled to indemnification, the Company will be bound by such determination in any judicial proceeding commenced pursuant to Section 1(f), absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.
(h)    The Company agrees that if there is a Change in Control (as defined below) of the Company, other than a Change in Control which has been approved by a majority of the Company’s Board who were directors immediately prior to such Change in Control, then with respect to all matters thereafter arising concerning the rights of the Indemnitee to indemnity payments and Expense Advances under this Agreement or any other agreement or under applicable law or the Company’s Charter Documents now or hereafter in effect relating to indemnification for Indemnifiable Events, the Company will seek legal advice only from special independent counsel selected by the Indemnitee and approved by the Company, which approval will not be unreasonably withheld. Such special independent counsel will not have otherwise performed services for the Company or the Indemnitee, or their respective affiliates, other than in connection with such matters, within the last five years. Such independent counsel will not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee’s rights under this Agreement. Such counsel, among other things, will render its written opinion to the Company and the Indemnitee as to whether and to what extent the Indemnitee would be permitted to be indemnified under applicable law. The Company agrees to pay the reasonable fees of the special independent counsel referred to above and to indemnify fully such counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or the engagement of special independent counsel pursuant to this Agreement.
(i)    The Company will pay all costs associated with its determination of Indemnitee’s eligibility for indemnification.

(j)    Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification under this Agreement is required to be made prior to the final disposition of the Proceeding as to which indemnity is sought.
2.     Other Expenses. The Company is liable to and will pay the Indemnitee for any and all expenses (including attorneys’ fees) that are incurred by the Indemnitee in connection with any action brought by the Indemnitee for (i) indemnification or Expense Advance by the Company under this Agreement or any other agreement or Charter Documents now or hereafter in effect relating to indemnification, or (ii) recovery under any directors’ and officers’ liability insurance policies maintained by the Company, to the extent that Indemnitee ultimately is determined to be entitled to such indemnification, Expense Advance or insurance recovery, as the case may be. If requested by the Indemnitee, the Company will promptly advance (but in no event more than five business days after receiving such request) any such expenses to the Indemnitee, subject to repayment thereof to the extent Indemnitee is not successful in any action referred to in clause (i) above.

3.     Partial Indemnity, Etc. If the Indemnitee is entitled under any provision of this Agreement to indemnification or payment by the Company for some or a portion of the Expenses or Liabilities, but not, however, for all of the total amount thereof, the Company will nevertheless indemnify or pay the Indemnitee for the portion thereof to which the Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that the Indemnitee has been successful on the merits or otherwise in defense of any or all Proceedings relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, the Indemnitee will be indemnified against all Expenses incurred in connection with such successful defense.

4.     Burden of Proof. In connection with any determination by the Reviewing Party or otherwise as to whether the Indemnitee is entitled to be indemnified hereunder, the Reviewing Party or court will presume that the Indemnitee has satisfied the applicable standard of conduct and is entitled to indemnification, and the burden of proof will be on the Company to establish, by clear and convincing evidence, that Indemnitee is not so entitled.

5.     No Other Presumptions. For purposes of this Agreement, the termination of any Proceeding by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, will not create a presumption that the Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. In addition, neither the failure of the Reviewing Party to have made a determination as to whether the Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Reviewing Party that the Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by the Indemnitee to secure a judicial determination that the Indemnitee should be indemnified under applicable law, will be a defense to the Indemnitee’s claim or create a presumption that the Indemnitee has not met any particular standard of conduct or did not have any particular belief.

6.     Non-exclusivity, Etc. The rights of the Indemnitee hereunder are in addition to any other rights the Indemnitee may have under the Company’s Charter Documents or the DGCL or otherwise. To the extent that a change in applicable law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Company’s Charter Documents or this Agreement, it is the intent of the parties hereto that the Indemnitee will enjoy by this Agreement the greater benefits so afforded by such change.

7.     Liability Insurance. To the extent the Company maintains an insurance policy or policies providing directors’ and officers’ liability insurance, the Indemnitee will be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company director or officer. The Company will promptly notify Indemnitee of any good faith determination not to provide such coverage or of any lapse or termination of any such policy.

8.     Defense of Claims, Settlement of Claims.
(a)    Except as otherwise provided in this Section 8, to the extent that it may wish, the Company may, separately or jointly with any other indemnifying party, assume the defense of the Proceeding.  After notice from the Company to Indemnitee of its election to assume the defense of the Proceeding, the Company will not be liable to Indemnitee under this Agreement for any Expenses subsequently incurred by Indemnitee except as otherwise provided below.  Indemnitee will have the right to employ Indemnitee’s own counsel in such Proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof will be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by the Company, (ii) Indemnitee and his or her counsel has reasonably determined that there is a conflict of interest between the Company and Indemnitee in the conduct of the defense of the Proceeding, or (iii) the Company has not in fact employed counsel to assume the defense of the Proceeding within 60 days of receipt of notice from Indemnitee. The Company will not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company, or as to which Indemnitee has made the determination provided for in (ii) above.
(b)    Regardless of whether the Company has assumed the defense of a Proceeding, the Company will not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without the Company’s written consent, and the Company will not settle any Proceeding in any manner that would impose any penalty or limitation on, or require any payment from, Indemnitee without Indemnitee’s written consent.  Neither the Company nor the Indemnitee will unreasonably withhold the consents discussed in this subparagraph.
9.     Certain Definitions.

(a)    A “Change in Control” is deemed to have occurred if:

(i)    Any Person is or becomes the “Beneficial Owner” (as defined in Rule 13d-3 promulgated under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”)), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes a Beneficial Owner in connection with subsection (ii) below. For the avoidance of doubt, any change in the Persons who are the direct or indirect Beneficial Owners of the securities of Parent will not be deemed to constitute a change in the direct or indirect Beneficial Owners of the Company for purposes of this subsection (i);
(ii)    There is consummated a merger or consolidation of the Company with any other corporation or similar entity, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger of consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its affiliates) representing 35% or more of the combined voting power of the Company’s then outstanding securities; or
(iii)    The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company, or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than, following a “355 Distribution” (as defined below), a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.
Any other provision of this definition notwithstanding, the term Change in Control will not be deemed to have occurred by virtue of: (i) any transaction which results in such Indemnitee, or a group of Persons in which such Indemnitee has a substantial interest, acquiring, directly or indirectly, 35% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company’s then outstanding securities, or (ii) Parent’s distribution of the Company’s shares in a transaction intended to qualify as a distribution under Section 355 (“355 Distribution”) of the Internal Revenue Code of 1986, as amended.
(b)    “DGCL” means the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended or interpreted.
(c)    “Expense” means attorneys’ fees and all other costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing for any of the foregoing, any Proceeding.

(d)    “Indemnifiable Event” means any event or occurrence that takes place either prior to or after the Effective Date (as defined below), related to the fact that the Indemnitee is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, or by reason of anything done or not done by the Indemnitee in any such capacity, whether or not the Indemnitee continues to serve in such capacity(ies).
(e)    “Parent” means EMC Corporation, a Massachusetts corporation.
(f)    “Person” has the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a group as defined in Section 13(d) of the Exchange Act but excluding (i) the Company or Parent, any of their respective subsidiaries or any employee benefit plan sponsored or maintained by the Company, Parent or any of their respective subsidiaries (including any trustee or other fiduciary of any such plan), (ii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iii) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.
(g)    “Proceeding” means any threatened, pending or completed action, suit, investigation, arbitration or proceeding, and any appeal thereof, whether civil, criminal, administrative or investigative or any inquiry or investigation, whether conducted by the Company or any other party, that the Indemnitee in good faith believes might lead to the institution of any such action, whether or not instituted prior to the Effective Date.
(h)    “Reviewing Party” means any appropriate person or body consisting of a member or members of the Company’s Board or any other person or body appointed by the Board who is not a party to the particular Proceeding with respect to which the Indemnitee is seeking indemnification. But if there has been a Change in Control (other than a Change in Control which has been approved by a majority of the Board who were directors prior to such a Change in Control), the Reviewing Party will be the special independent counsel referred to in Section 1(h) hereof.
10.    Amendments, Etc. No supplement, modification or amendment of this Agreement will be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement will be deemed or will constitute a waiver of any other provisions hereof (whether or not similar) nor will such waiver constitute a continuing waiver.

11.     Subrogation. In the event of payment under this Agreement, the Company will be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who will execute all papers required and do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

12.     No Duplication of Payments. The Company will not be liable under this Agreement to make any payment in connection with any claim made against the Indemnitee in connection with any Proceeding to the extent the Indemnitee has otherwise actually received payment (under any insurance policy, provision of a Charter Document or otherwise) of the amounts otherwise indemnifiable hereunder.

13.    Not Employment Contract. This Agreement will not be deemed an employment contract between the Company and Indemnitee, and the Company is not be obligated to continue Indemnitee’s corporate status as a director or an officer or any other capacity by reason of this Agreement.

14.    Notice. All notices, requests, consents or other communications under this Agreement must be delivered by hand or sent by registered or certified mail, return receipt requested, or by overnight prepaid courier, or by facsimile (receipt confirmed) to:

if to the Company:	VMware, Inc. 3401 Hillview Avenue Palo Alto, CA 94304 Attention: Office of the General Counsel Facsimile: 650-475-5101

if to the Indemnitee:	[NAME ADDRESS]

All such notices, requests, consents and other communications is deemed to have been duly delivered and received three days following the date on which mailed, or one day following the date mailed if sent by overnight courier, or on the date on which delivery by hand or by facsimile transmission.

15.     Duration of Agreement. This Agreement is effective as of the earlier of (a) the first day the Indemnitee serves as a director or officer of the Company and (b) the first day the Indemnitee serves at the request of the Company as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, even if such date occurred prior to the date of this Agreement (the “Effective Date”). The agreements and obligations of the Company contained in this Agreement will continue for so long as Indemnitee may be subject to any possible Proceeding by reason of (or arising in part out of) an Indemnifiable Event.

16.    Binding Effect, Etc. This Agreement is effective as of the Effective Date and is binding upon and inures to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company, spouses, heirs, executors and personal and legal representatives. The Company will require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise)

to all, substantially all, or a substantial part, of the business or assets of the Company, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

17.    Severability. The provisions of this Agreement will be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable in any respect, and the validity and enforceability of any such provision in every other respect and of the remaining provisions hereof will not be in any way impaired and will remain enforceable to the fullest extent permitted by law.

18.     Governing Law. This Agreement is governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

VMWARE, INC.
By:
Name:
Title:

By:
Name:
Title: